Exhibit 99.1

Great Basin Scientific Announces Preliminary Fourth Quarter 2016 Revenue

Quarterly revenue growth of 15.8% quarter-over-quarter and 39.2% year-over-year;

Company’s New Business Funnel of active evaluations and scheduled evaluations reaches $2.54 million in potential new customer revenue

Salt Lake City, January 24, 2017 - Great Basin Scientific, Inc. (OTCQB: GBSND), a molecular diagnostics company, today reported preliminary financial results for the fourth quarter ended December 31, 2016.

Fourth Quarter 2016 Financial Results and Business Highlights:

•	Revenue increased 39.2% to $851,930 compared with the same quarter in 2015;
•	Revenue increased 15.8% over the third quarter 2016;
•	2016 revenue was $3,048,126 up 42.3% over fiscal year 2015;
•	Group B. Strep test revenue increased 274% to $150,570 compared with a year ago, and 38.5% quarter over quarter;
•	Newly launched Shiga Toxin Direct Test and Staph ID/R Blood Culture Panel revenues were $51,720 combined; and
•	Submitted 510(k) application for Stool Pathogens Panel to the FDA.

“We are very pleased to see the return of quarter-over-quarter revenue growth, which we view — along with the significant funnel of new business in evaluation or scheduled for evaluation—as a strong indicator of the growth ahead in 2017,” said Ryan Ashton, co-founder and chief executive officer of Great Basin Scientific.  “For much of 2016, we had a limited product offering, and because of that limitation, growth of new business was only able to keep up with the seasonal decline of C. diff testing rates. However, since launching our Staph ID/R Blood Culture Panel and Shiga Toxin Direct Test, we are seeing significant progress in placing the Great Basin system at medium-to-large hospitals and labs, which is leading to better utilization of instruments and accelerating revenue growth. The interest in both our current menu of four products along with the two additional assays we expect to have FDA-cleared later this year, has exceeded our expectations. We are looking forward to a year of strong and accelerating revenue growth.”

New Business Funnel and Product Mix

At January 20, the Company had roughly $2.54 million in expected new business in the New Business sales funnel. These revenue estimates, as well as those below are based on the evaluating site’s own estimate of their expected testing volumes multiplied by the product price offered to the prospective customer. The Company is particularly pleased with its success in placing its higher value Staph ID/R (SIDR) panel with new and existing customers. Staph ID/R has a list price 50% above that of the Company’s low-plex tests, with the same cost-of-goods, offering the potential of improved gross margins for the Company as a panel becomes a significant portion of the Company’s product mix. The New Business sales funnel follows:

Estimated Annual Revenue

(in 000’s)

	C.Diff	GBS	STEC	SIDR	Total
Evaluation and onboarding	$257	$178	$487	$767	$1,689
Scheduled for evaluation	146	224	186	295	851
Total estimated annual revenue	$403	$402	$673	$1,062	$2,540

The Company expects the majority of these evaluations and scheduled evaluations to become customers in the 1st half of 2017, and if so, to drive significant revenue growth particularly in the second half of 2017. The Company’s “win rate”, meaning those evaluations that elect to become customers over the last 12 months, has been 83% over the last 12 months, and the sales cycle — from evaluation to first order — has been 18 days. While still early in launch, the Company expects the Staph ID/R Blood Culture Panel, will require a longer evaluation period, as a result of the validation complexity of customer protocol, and therefore believes Staph ID/R revenues will be slower to arrive than the Company’s other assays.

Growing Success in Larger Hospitals and Labs

In the third and fourth quarters of 2016 the Company saw a dramatic increase in the average size of hospitals and labs evaluating its products. The Company believes the attractiveness of its larger test menu, and especially the Company’s Staph ID/R panel, are resulting in significant improvement in expected average revenue per customer and it expects this trend to continue with the anticipated further menu expansion during 2017. The chart below shows the average expected revenue of new customer evaluation starts by quarter during 2016.

“We’re thrilled to see larger and higher volume sites now adopting the Great Basin system, and are excited about our opportunity for significant market expansion in 2017,” said Sandra Nielsen, senior vice president, Sales, Marketing and HR. “Our Staph ID/R Blood culture panel, in particular, offers a unique value proposition of a right-sized panel that’s easy to use and competitively priced, providing a critical tool for hospitals and labs as they implement antimicrobial stewardship programs into their broader healthcare strategy.”

All revenue and new business projections in this press release are based on the estimates of management at the time of this press release and are subject to certain risks and uncertainties. See “Forward-Looking Statements” below.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statement regarding events, trends and business prospects, which may affect our future operating results and financial position, including but not limited to statements regarding the Company’s anticipated revenue growth and annual revenues for 2017, the anticipated run rate at the end of 2017, the Company’s anticipated new business funnel, revenue from new business, expected customer ”win-rates” based on historical win-rates, expected evaluation periods, anticipated revenue per evaluation starts, anticipated FDA approval of current pending assays, anticipated annual revenue for evaluation starts, commercialization of future approved assays, and the Company’s general development plans of sample-to-result technology and products. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results, should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: the assumptions of management in the revenue projections not occurring as anticipated, risks related to future customer uptake not being at or near historical customer uptake, delay or denial in obtaining FDA approval of pending assays, uncertainty in the Company’s ability to commercialize new assays, changes in customer needs, competition in the industry being greater than anticipated, our limited operating history and history of losses; our ability to develop and commercialize new products and the timing of commercialization; our ability to obtain sufficient capital to continue as a going concern and implement our business plan; and other risks set forth in the Company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.  These forward-looking statements speak only as of the date hereof, and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Betsy Hartman

Great Basin Scientific

385.215.3372

ir@gbscience.com

Media Contact:

Nirav Suchak

ICR

646.277.1257

nirav.suchak@icrinc.com

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